UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2010

INTERNATIONAL SPEEDWAY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114 (Zip Code)
(Address of Principal Executive Offices)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 1.01 — Entry into a Material Definitive Agreement.
On February 12, 2010, Kansas Entertainment, LLC (“Kansas Entertainment”), a 50/50 joint venture of Kansas Speedway Development Corporation, a wholly owned subsidiary of International Speedway Corporation (the “Company”) (NASDAQ: ICSA; OTC: ICSB) and Penn Hollywood Kansas, Inc., a subsidiary of Penn National Gaming, Inc. (“Penn”), received the final approval under the Kansas Expanded Lottery Act, along with its gaming license from the Kansas Racing and Gaming Commission, to proceed with the development of a Hollywood-themed destination casino overlooking Turn 2 at Kansas Speedway (the “Facility”).
In 2009, the Unified Government of Wyandotte County/Kansas City, Kansas (the “Unified Government”) endorsed the project and Kansas Entertainment, which had negotiated a proposed management agreement with the Kansas Lottery Commission (the “Management Agreement”). The Management Agreement was subsequently approved by the Lottery Gaming Facility Review Board and the Management Agreement, and the obligations under the agreement, became effective upon the receipt of the final approval and the issuance of the license. The Management Agreement, which has a 15-year term commencing upon public opening, establishes the ownership of Facility assets and provides, among other things, for Kansas Entertainment’s management obligations, the compensation due to Kansas Entertainment for its management services and contains certain construction commitments.
In addition to the Management Agreement, Kansas Entertainment is a party to a Development Agreement with the Unified Government (the “Development Agreement”) that is coterminous with the Management Agreement. The Development Agreement provides for the development of the Facility, certain construction commitments, including alternatives for future construction phases, and certain local charitable commitments. The first phase of the Facility is budgeted at approximately $386 million for the construction of a 100,000-square-foot casino floor with capacity for 2,300 slot machines and 86 table games, a high-energy lounge and a variety of dining and entertainment options. Following completion of the first phase, Kansas Entertainment’s plans also include additional phases for the development of a hotel, expanded gaming space, a spa, convention center and an entertainment retail district, subject to market demands. Pursuant to the terms of the joint venture with ISC, Kansas Speedway Development Corporation contributed 101 acres at Kansas Speedway for the development of the Facility. The Company and Penn will equally share the full project development costs and Penn may under certain circumstances provide financing for the project.
Section 7 — Regulation FD
     Item 7.01 Regulation FD Disclosure

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date: February 19, 2010	By:	/s/ Brett M. Scharback
Brett M. Scharback
Deputy General Counsel